UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):    April 25, 2008

CARNIVAL CORPORATION (Exact name of registrant as specified in its charter)	CARNIVAL PLC (Exact name of registrant as specified in its charter)

Republic of Panama (State or other jurisdiction of incorporation)	England and Wales (State or other jurisdiction of incorporation)

1-9610 (Commission File Number)	1-15136 (Commission File Number)

59-1562976 (I.R.S. Employer Identification No.)	98-0357772 (I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States of America (Address of principal executive offices) (Zip code)	Carnival House, 5 Gainsford Street, London, SE1 2NE, United Kingdom (Address of principal executive offices) (Zip code)

(305) 599-2600 (Registrant’s telephone number, including area code)	011 44 20 7940 5381 (Registrant’s telephone number, including area code)

None (Former name or former address, if changed since last report)	None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.	MATERIAL MODIFICATIONS TO THE RIGHTS OF SECURITY HOLDERS.

On April 25, 2008, Carnival Corporation (the “Company”) issued a press release announcing that it amended the terms of its Senior Convertible Debentures due 2033 (the “2033 Debentures”) by executing a First Amendment, dated as of April 25, 2008 (the “Amendment”) to the Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of April 29, 2003, supplemental to the Indenture, dated as of April 25, 2001 (the “Original Indenture,” and as supplemented by the Third Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

Pursuant to the Amendment:

•

The Company will pay cash interest at a rate of 0.50% per annum of the principal amount at maturity of outstanding 2033 Debentures from April 29, 2008 or the most recent Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, October 29, 2009, payable semi-annually in arrears on April 29 and October 29 of each year, commencing October 29, 2008, to the Persons in whose names the 2033 Debentures are registered at the close of business on the April 14 or October 14 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the 2033 Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each payment of cash interest on the 2033 Debentures shall include interest accrued through the day before the applicable Interest Payment Date. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day.

•	The Company may not redeem the 2033 Debentures at its option until October 29, 2009.

•

Holders of the 2033 Debentures will have an additional opportunity to surrender the 2033 Debentures to the Company for repurchase by the Company on October 29, 2009. The terms of such surrender and repurchase are identical to those set forth in Article Six of the Third Supplemental Indenture.

•

The Company will make customary weighted average adjustments to the conversion rate of the 2033 Debentures in respect of any cash dividends or distributions that exceed $0.40 in the aggregate in any given fiscal quarter.

•

In the event that holders of 2033 Debentures convert their 2033 Debentures in connection with certain change in control events or a termination of trading of the Company’s common stock, the Company will increase the conversion rate for the 2033 Debentures so surrendered by issuing additional shares of its common stock, as described in the Amendment.

A copy of the Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.

Certain United States Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax consequences of the modifications of the terms of the 2033 Debentures (the “Debt Modification”) to Holders, as defined below, pursuant to the Amendment. This summary is for general information purposes only and does not take into account the individual facts and circumstances of any particular Holder. Therefore, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any Holder. Holders should consult their own tax advisors regarding the U.S. federal income, state and local, and non-U.S. tax consequences of the Debt Modification.

This discussion is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements or practices and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in federal income tax consequences significantly different from those discussed in this summary.

Holders should be aware that, due to the factual nature of the inquiry and the absence of relevant legal authorities, there is some uncertainty under current U.S. federal income tax law as to the appropriate tax consequences of the Debt Modification. No statutory, administrative or judicial authority directly addresses the treatment of the Debt Modification for U.S. federal income tax purposes. The Company has not requested, and does not intend to request, a ruling from the United States Internal Revenue Service (the "IRS") regarding any of the U.S. federal income tax consequences of the Debt Modification. As a result, this summary is not binding on the IRS or the courts, and no assurance can be given that the conclusions reached in this summary will not be challenged by the IRS or will be sustained by a court if so challenged.

As used in this summary, (A) a “Holder” is any beneficial owner of 2033 Debentures; (B) a “U.S. Holder” is any Holder that is (i) a citizen or an individual resident of the United States for federal income tax purposes, (ii) a corporation (or other entity taxable as a corporation for federal income tax purposes) organized under the laws of the United States or any of its political subdivisions, including the States and the District of Columbia, (iii) an estate the income of which is subject to federal income taxation regardless of its source, or (iv) a trust which (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; (C) a “Non-U.S. Holder” is any Holder that is an individual, corporation, estate or trust that is not described in clause (B)(i), (ii), (iii) or (iv). If a pass-through entity, including partnership or other entity classified as a partnership for U.S. federal income tax purposes, is a beneficial owner of 2033 Debentures, the U.S. federal income tax treatment of an owner or partner generally will depend upon the status of such owner or partner and upon the activities of the pass-through entity. Owners or partners of a pass-through entity that is a beneficial owner of 2033 Debentures should consult their own tax advisors as to the federal income, state and local, and non-U.S. tax consequences of the Debt Modification.

This summary does not address the U.S. federal income tax consequences to certain categories of Holders subject to special rules, including Holders that are (i) banks, financial institutions or insurance companies, (ii) regulated investment companies or real estate investment trusts, (iii) brokers or dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method, (iv) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts, (v) Holders that own 2033 Debentures as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment, (vi) Holders that are liable for the "alternative minimum tax" under the Code, (vii) Holders that hold 2033 Debentures other than as a capital asset within the meaning of Section 1221 of the Code or (viii) U.S. expatriates.

THIS SUMMARY IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL OF THE U.S. FEDERAL INCOME AND OTHER TAX CONSIDERATIONS REGARDING THE DEBT MODIFICATION. BECAUSE THE U.S. FEDERAL INCOME TAX TREATMENT OF THE DEBT MODIFICATION IS UNCERTAIN, HOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM BASED UPON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Holders

Debt Modification Rules

Generally, the modification of a debt instrument (including a change in the yield, an addition, deletion or alteration of a put option, a call option or a conversion right) will be treated as a “deemed exchange” of an “old” debt instrument for a “new” debt instrument for U.S. federal income tax purposes if such modification is “significant” within the meaning of the Treasury Regulations promulgated under Section 1001 of the Code (the “Section 1001 Regulations”).  Such a deemed exchange would be a taxable event, unless a non-recognition provision of the Code were to apply.  Under the Section 1001 Regulations, the modification of a debt instrument is generally “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.”  The Section 1001 Regulations also provide that an alteration that results from the exercise of an option granted to an issuer or a holder in the original debt instrument to change a term of the debt instrument is not a modification, provided that (i) there does not exist, at the time the option is exercised or as a result of the exercise, a right of the other party to alter or terminate the debt instrument or put the debt instrument to a person who is related to the issuer, (ii) the exercise of the option does not require the consent or approval of the other party, a person who is related to that party, or a court or arbitrator, and (iii) the exercise of the option does not require consideration. In addition, the Section 1001 Regulations provide that a change in the yield of certain debt instruments generally constitutes a significant modification if the yield of the modified debt instrument varies from the yield of the unmodified debt instrument by more than the greater of (a) 25 basis points or (b) 5 percent of the annual yield on the unmodified debt instrument.

If Debt Modification Does Not Constitute a Significant Modification

If the Debt Modification does not constitute a significant modification of the 2033 Debentures, the modification would not result in a deemed exchange of a U.S. Holder’s “old” debt instrument for “new” debt instrument, and therefore a U.S. Holder would not recognize gain or loss as a result of a deemed exchange.

The Company intends to take the position that the Debt Modification will not constitute a significant modification of the 2033 Debentures.  However, because the application of the Section 1001 Regulations to the Debt Modification is unclear as of the date hereof, U.S. Holders are strongly urged to consult their own tax advisors regarding whether the Debt Modification constitutes a significant modification of the 2033 Debentures.

If Debt Modification Constitutes a Significant Modification

Tax-Free Recapitalization Treatment. If the Debt Modification constitutes a significant modification of the 2033 Debentures under the Section 1001 Regulations, the Debt Modification would result in a deemed exchange of a U.S. Holder’s “old” debt instrument for “new” debt instrument for U.S. federal income tax purposes.  However, a deemed exchange will likely constitute a tax-free recapitalization if both the “old” 2033 Debentures (the “Old Debentures”) and the “new” 2033 Debentures (the “New Debentures”) are treated as “securities” for U.S. federal income tax purposes.  A debt instrument constitutes a “security” for these purposes if, based on all the facts and circumstances, the debt instrument constitutes a meaningful investment in the issuer of the debt instrument.  Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the debt instrument, or the length of time between the issuance of the debt instrument and its maturity.  In general, debt instruments with an original term of more than ten years are likely to be treated as “securities,” and debt instruments with an original term of less than five years are unlikely to be treated as “securities.”  Because the 2033 Debentures have an original term of 30 years, although not free from doubt, both the Old Debentures and New Debentures should qualify as “securities.”  Accordingly, even if there is a deemed exchange, the Company believes that any such deemed exchange should constitute a tax-free recapitalization for United States federal income tax purposes for the 2033 Debentures.

If there is a deemed exchange that is treated as a tax-free recapitalization, no gain or loss will be recognized by a U.S. Holder unless the “principal amount” of a New Debenture exceeds the principal amount of an Old Debenture. The term “principal amount” is not defined in the Code or regulations, and it is not clear whether it refers to the amount payable at maturity or instead refers to issue price concepts. The Company believes that the better view is that the term “principal amount” means the amount payable at maturity and therefore no gain would be recognized under these rules even if there were a deemed exchange. In such event, a U.S. Holder will have initial tax basis in the New Debentures received in the deemed exchange equal to the holder’s tax basis in the Old Debentures deemed exchanged therefor immediately prior to the deemed exchange, and the U.S. Holder’s holding period for the New Debentures will include the period during which the U.S. Holder held the Old Debentures deemed surrendered in the deemed exchange.

Subject to a de minimis exception, if a U.S. Holder holds Old Debentures that were acquired (other than at original issue) at a discount from the principal amount of such Old Debentures (i.e., a “market discount”) and did not elect to include such market discount in income on a current basis, any accrued market discount on the Old Debentures generally will carry over to the New Debentures. If the New Debentures are issued with original issue discount (“OID”), then the New Debentures will be treated as having market discount only to the extent that the issue price of the New Debentures exceeds a U.S. Holder’s tax basis in the New Debentures. If a U.S. Holder’s basis in the New Debentures exceeds the issue price of the New Debentures, the excess would be taken into account as acquisition premium that would be amortizable over the term of the New Debentures.

Taxable Treatment. If, contrary to the Company’s expectations, the Debt Modification results in a deemed exchange that is not treated as a tax-free recapitalization, a U.S. Holder will generally recognize gain (but not loss) on such deemed exchange in an amount equal to the difference, if any, between (i) the issue price of the New Debentures, as described below, and (ii) the U.S. Holder’s adjusted tax basis in the Old Debentures. Any gain recognized in a taxable exchange generally will be capital gain (except to the extent of any accrued market discount and any portion attributable to accrued but unpaid interest, in each case not previously included in the U.S. Holder’s income), and will be long-term capital gain if, at the time of the deemed exchange, the Old Debentures have been held for more than one year.  U.S. Holders will not be allowed to recognize currently any loss resulting from the deemed exchange because the deemed exchange is treated as a wash sale within the meaning of Section 1091 of the Code.  Instead, such loss will be deferred, and will be reflected as an increase in the basis of the New Debentures.  A U.S. Holder’s holding period for a New Debenture will commence on the date immediately following the date of the deemed exchange, and the U.S. Holder’s initial tax basis in the New Debenture will be the issue price of the New Debenture.

Issue Price. The “issue price” of the New Debentures will depend on whether the Old Debentures or the New Debentures are “publicly traded” within the meaning of applicable Treasury Regulations, and will not include amounts treated as received with respect to accrued interest on the Old Debentures (which would be taxable as ordinary income). If either the Old Debentures or the New Debentures are publicly traded, the issue price of the New Debentures will equal the fair market value of the New Debentures (if the New Debentures are publicly traded) or the Old Debentures (if the Old Debentures are publicly traded), in each case on the date of the deemed exchange. If neither the Old Debentures nor the New Debentures are publicly traded, the issue price of the New Debentures will equal their imputed principal amount (generally, the present value of payments due under the New Debentures, discounted using appropriate applicable federal rate, compounded semi-annually).

Original Issue Discount. If there is a deemed exchange of Old Debentures for New Debentures as a result of the Debt Modification, regardless of whether or not such deemed exchange qualifies as a tax-free recapitalization, the New Debentures will be treated as issued with OID in an amount equal to the excess, if any (to the extent that it exceeds a statutorily defined de minimis amount), of the stated redemption prices at maturity of the New Debentures over their respective issue prices. A U.S. Holder that is deemed to hold New Debentures with OID generally will be required to include OID in gross income under a constant yield method in advance of the receipt of cash attributable to that income regardless of the U.S. Holder's method of tax accounting. The amount of OID required to be included in gross income with respect to the New Debentures may differ from the amount of OID required to be included in gross income with respect to the Old Debentures.

DUE TO THE INHERENTLY FACTUAL NATURE OF THE DETERMINATION, U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES RESULTING FROM THE DEBT MODIFICATION.

Non-U.S. Holders

Even if there were to be a deemed exchange of the Old Debentures for New Debentures as discussed above, a Non-U.S. Holder generally will not be subject to U.S. federal income taxation on income, if any, recognized in connection with such deemed exchange unless (i) income in respect of the Old Debentures is treated as effectively connected to the conduct of a trade or business by the Non-U.S. Holder in the U.S. (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) or (ii) in the case of a non-resident alien individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the year of the deemed exchange and certain other conditions are met.

THE FOREGOING SUMMARY INCLUDED HEREIN IS NECESSARILY FOR GENERAL INFORMATION ONLY.  HOLDERS OF 2033 DEBENTURES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE DEBT MODIFICATION, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
4.1

First Amendment, dated as of April 25, 2008 to the Third Supplemental Indenture, dated as of April 29, 2003, supplemental to the Indenture, dated as of April 25, 2001 between Carnival Corporation and U.S. Bank National Association, as Trustee.

99.1	Press release, dated April 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC
/s/ Arnaldo Perez		/s/ Arnaldo Perez
Name:	Arnaldo Perez	Name:	Arnaldo Perez
Title:	Senior Vice President, General Counsel and Secretary	Title:	Senior Vice President, General Counsel and Secretary

Date:	April 25, 2008	Date:	April 25, 2008

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1

First Amendment, dated as of April 25, 2008 to the Third Supplemental Indenture, dated as of April 29, 2003, supplemental to the Indenture, dated as of April 25, 2001 between Carnival Corporation and U.S. Bank National Association, as Trustee.

99.1	Press release, dated April 25, 2008.